Exhibit 10.21

                              CONSULTING AGREEMENT

      Agreement made this 5th day of January, 2006 by and between AM&M Financial Services, Inc., a corporation with offices at 179 Sully's Trail, Suite 200, Pittsford, New York 14534 ("Parent"), Achzet Family Enterprises, Inc., a corporation with offices at 9570 Cypress Hammock Circle, Suite 202, Bonita Springs, Florida 34135 ("Consultant"). The principal of Consultant, Russell K. Achzet ("Achzet"), is signing this Agreement for the purpose of binding himself to the provisions of this Agreement that are expressly intended to be binding on him personally.

      WHEREAS, pursuant to that certain Agreement and Plan of Merger dated as of November 21, 2005 (the "Merger Agreement"), among Tompkins Trustco, Inc. ("Tompkins"), AM&M Merger Corp., Russell K. Achzet the principal of the Consultant, and the other shareholders of Parent, Tompkins has acquired ownership of Parent; and

      WHEREAS, it is a condition to the Closing (as defined in the Merger Agreement) that the Consultant shall have entered into this Consulting Agreement (the "Agreement"); and

      WHEREAS, Parent, on its own behalf and through other entities owned or controlled by it (collectively the "Companies") is engaged in the business of providing financial planning, tax compliance, money management, marketing of insurance policies and annuity contracts, sales of securities and such other businesses as may be designated by Parent; and

      WHEREAS, the Consultant has experience in one or more of the foregoing products and services; and

      WHEREAS, the Consultant is willing to be retained by the Companies and the Companies are willing to retain the Consultant on the terms and conditions hereinafter set forth,

      NOW, THEREFORE, and in consideration of the mutual promises, covenants and conditions contained herein, the parties agree as follows:

            1.    Services. During the term of this Agreement, as set forth in
Section 8, Consultant shall provide the Companies with the services described in Schedule A attached to and made part of this Agreement (the "Services"). Consultant shall perform the Services at such times and such places as may be mutually agreed by Consultant and the President of the Parent, provided that Consultant understands that time is of the essence in the execution of the Parent's business plan and Consultant will perform the Services as expeditiously as practicable. Consultant shall perform the Services in a manner consistent with best industry practices and standards for similar professional consulting work.

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            2.    Relationship of the Parties. Neither this Agreement nor the relations between the parties hereto shall constitute or be deemed to be that of a partnership, joint venture, or principal and agent relationship. It is understood and agreed that Consultant is an independent contractor and that Consultant shall perform the Services under the general direction of the Parent as to the result of such activity, but that Consultant shall determine, in Consultant's sole discretion, the manner and means by which the Services are accomplished, subject to the express conditions that Consultant shall at all times comply with applicable law. The Parent expressly acknowledges that it has no right or authority to control the manner or means by which the Services are accomplished. It is also expressly understood that Consultant is not an agent or an employee of, and has no authority whatsoever to bind, any of the Companies, by contract or otherwise.

            3. Employment Taxes and Benefits. Consultant acknowledges and agrees that it shall be the obligation of Consultant to report as self-employment income all compensation received by Consultant pursuant to this Agreement and Consultant agrees to indemnify the Parent and hold it harmless to the extent of any obligation imposed by law on the Parent to pay any withholding taxes, social security, unemployment or disability insurance or similar items as a result of any payments made to Consultant by the Parent pursuant to this Agreement.

            4. Consultant's Time. Consultant shall make Achzet available to perform all Services hereunder, at such times as may reasonably be required by the Parent and agreed between the parties. Achzet will provide the Services as requested by the Parent, with as few breaks in service as practicable (but recognizing necessary vacation time), unless otherwise specified in a schedule mutually agreed upon by the Parent and Consultant.

            5. Other Assignments. Consultant (and Achzet) may perform assignments for Achzet-Monaghan, Inc. d/b/a 457 Plan Service Group ("457") which do not interfere with Consultant's performance of the Services hereunder, provided that 457 continues to engage in substantially the same business it has been engaged in.

            6. Special Obligations and Duties. To the extent that Consultant provides financial planning, financial consulting, money management, income tax planning/preparation and similar services for one of the Companies, then Consultant shall, in the rendering of the Services, comply in all respects with the terms and conditions set forth in Schedule B, attached hereto and made a part hereof.

            7.    Compensation and Expenses.

                  (a) Consultant shall be compensated by the Companies for all services to be rendered pursuant to this Agreement, by payment to Consultant as follows (the "Compensation"):

                       For the year       Monthly Compensation
                       ------------       --------------------
                           2006                  $9,000
                           2007                   6,500
                           2008                   3,500
                           2009                   3,500

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The Compensation shall be paid in accordance with the normal practices of each of the Companies paying such Compensation. The Board of Directors of Parent shall have the right to increase the Compensation from time to time. Compensation payable hereunder shall be paid by such entity or entities comprising the Companies as the Chief Executive Officer of Parent shall determine.

                  (b) Consultant's reasonable expenses incurred for its Services shall be reimbursed to Consultant upon submission of substantiation of those expenses in accordance with the Parent's policies, and the Parent shall provide reasonable administrative support services required in performing the Services.

            8.    Term.

                  (a) This Agreement shall commence as of the date hereof and shall, continue until terminated on or after January 1, 2010 or as otherwise provided herein.

                  (b) Parent may terminate this Agreement immediately and without notice upon the occurrence of any of the following, which shall constitute "Cause": (i) Consultant's or Achzet's bankruptcy or involvement as a debtor in proceedings for protection against creditors; (ii) discipline of Consultant or Achzet by any regulatory authority, which is based on an express finding in an adjudicative proceeding in which Consultant or Achzet had the opportunity to be heard or by consent decree, that Consultant or Achzet acted dishonestly or fraudulently, or loss or suspension for 90 days or more of Consultant's or Achzet's license or registration required to engage in the business of selling insurance or securities, or entry of an order by the Securities and Exchange Commission barring Consultant or Achzet from being associated with any registered investment advisor; (iv) Consultant or Achzet engages in fraud, embezzlement, theft or any other crime involving moral turpitude; or (v) Consultant's or Achzet's failure, in any material respect, to comply with any terms or conditions of this Agreement or the Companies' Policies, in each case after receipt of written notice and being furnished the opportunity to cure.

                  (c) This Agreement shall terminate immediately upon Consultant's dissolution or Achzet's death.


            9. Confidentiality. During the term of this Agreement, Consultant and Achzet will have access to and gain knowledge concerning various aspects of the business of the Companies, particularly information concerning trade secrets, trade information, business methods (including, but not limited to, the multi-asset, multi-style, and multi-manager method of Wealth Management), sales standards, processes and techniques, know-how, financial information, sales prospects, customer lists, sponsor lists, marketing lists, properties, investors, broker/dealers and sales persons of the Companies, and other valuable and confidential information (the "Confidential Information"). Consultant and

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Achzet acknowledge that the Confidential Information is proprietary, confidential, unique and valuable, and was developed by the Companies at great cost over a long period of time and that its unauthorized disclosure or use could cause irreparable losses to the Companies. Consultant and Achzet agree that, except as required by Consultant's and Achzet's duties with the Companies, Consultant and Achzet will not at any time use or disclose to any one, during or after the term of this Agreement, any Confidential Information of the Companies.

            10.   Non-Solicitation. Except for actions allowed pursuant to
Section 5 above, Consultant and Achzet agree that for a period equal to five (5) years after the Closing Date (as that term is defined in the Merger Agreement) (the "Restricted Period"), Consultant and Achzet will not, directly or indirectly, for himself/herself or for any other person, firm, partnership, corporation or other entity: (i) solicit, cause or induce any client or customer of the Companies or their affiliates to purchase services or products which compete, directly or indirectly, with the products sold or services rendered by any of the Companies or its affiliates (being defined for these purposes as any companies acquired by one or more of them after the date hereof); (ii) provide services or products which compete, directly or indirectly, with the products sold or services rendered by any of the Companies or their affiliates, to any person who was a client or customer of the Companies during the term of this Agreement; (iii) do anything to cause, persuade or encourage anyone to reduce, discontinue or terminate any contract, service or product of any kind whatsoever furnished by any of the Companies or any of their affiliates; or (iv) do anything to cause, persuade or encourage any employee of any of the Companies or any of their affiliates to either terminate employment with such company or affiliate or sell or solicit services or products on behalf of any other entity which are competitive with the services or products rendered or sold by the any of the Companies or their affiliates. This section is not applicable to personally owned policies or investments, nor those of immediate family members of Achzet. It is agreed that "solicit," "induce," "cause," "persuade," and "encourage" do not include general advertising or the maintenance of a website or similar form of communication.

            11.   Remedies.

                  1. Consultant and Achzet acknowledge and agree that all restrictions contained in Sections 9 and 10 above are necessary and fundamental to the protection of the business of the Companies and that a breach by Consultant or Achzet of any covenant or provision contained therein would result in damages to the Companies. Except as expressly provided in subsection 2 below, in the event of any breach or threatened breach of this Agreement by Consultant or Achzet, Parent and/or the Companies shall be entitled to an injunction restraining such breach without showing or approving the actual damage sustained or to be sustained. This remedy, and all other remedies provided in this Agreement shall, except as otherwise expressly provided in subsection 2 below, be cumulative and the exercise or non-exercise of this remedy shall not preclude any other remedy at law or in equity. If any covenant or provision contained in
Section 9 or 10 is determined to be void and unenforceable in whole or in part, the parties agree that it shall not affect or impair the enforceability or validity of any other covenant or provision or any part thereof.

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                  2.     Subject to Section 5 above, in the event that,
notwithstanding the provisions of Section 10 above, if Consultant or Achzet renders services or sells competitive products to any customer or client of the Companies after the termination of this Agreement and prior to the expiration of the Restrictive Period, then Consultant or Achzet shall compensate the Companies by paying the Companies on demand, the amounts set forth below. These amounts will be payable if the Companies determine, in their sole discretion, to pursue a claim for damages, rather than injunctive relief (or if any application for injunctive relief is denied):

                         1. In the case of a client for which the Companies have performed services for a period of twelve months or more as of the date on which the Consultant or Achzet commences rendering such services, an amount equal to:

                               (1)   100% of the gross fees billed to such
            client by the Companies during the twelve month period immediately preceding the date of termination of Consultant's employment with the Companies, plus

                               (2)   100% of the average, annual product
            commissions earned from such client, based on the twenty four month period immediately preceding the date of termination; or

                         2. In the case of a client for which the Companies have performed services for a period of less than twelve months as of the date on which the Consultant commences rendering such services, an amount equal to the greater of:

                               (1) 50% of the gross fees billed to such client by Achzet, Consultant or his/its employer or any other person with whom he/it is associated or affiliated, plus 50% of the product commissions earned from such client, in each case during the twelve month period beginning with the termination of the Consultant's Agreement with the Companies; or

                               (2) Four times the total gross fee billings of the Companies to such client.

      It is agreed and acknowledged by the parties hereto that, because of the speculative nature of computing lost business profits arising out of Consultant's or Achzet's breach of the limitations contained in this Agreement, the payment prescribed above is reasonable in amount, and shall constitute liquidated damages, and is not a penalty in the event of such breach.

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            12.   Hold Harmless. Consultant shall indemnify and hold harmless the Companies against any loss, damage, claim or proceeding arising from Consultant's gross negligence or willful misconduct in connection with the Services.

            13.   Miscellaneous.

                  (a) This Agreement and the schedules and exhibits attached hereto constitute the entire agreement between the parties with respect to the Consultant and supersedes any previous agreements. To the extent that any of the terms and conditions of this Agreement may be inconsistent with the terms and conditions of any agreement that Consultant and Achzet may have with any insurance company with which any of the Companies is licensed, then the terms and conditions of that other agreement shall control with respect to such matter. The exception to this provision is that all renewal/service fees from policies sold on leads generated from activities of any of the Companies shall belong to the Companies. Consultant and Achzet agree to cooperate with the Companies in assigning the renewal/service fees to the Companies, if they have been written in Consultant's or Achzet's name.

                  (b) This Agreement may be amended only in writing signed by the parties hereto.

                  (c) All notices hereunder shall be in writing and delivered or mailed to the addresses of the parties provided herein or as may be specified in writing from time to time.

                  (d) In the event of any breach or threatened breach of this Agreement by Consultant, Parent and/or the Companies shall, except as otherwise expressly provided in Section 11, be entitled to an injunction restraining such breach without showing or approving the actual damage sustained or about to be sustained. This remedy, and all other remedies provided in this Agreement, shall be cumulative and the exercise or non-exercise of this remedy shall not preclude any other remedy at law or in equity.

                  (e) No waiver by any party or any of the Companies of any right or privilege in the event of any default or failure of performance of another party hereunder shall affect the waiving party's rights or privileges in the event of a further default or failure of performance by another party.

                  (f) This Agreement shall be governed by the laws of the State of Florida and the invalidity or unenforceability of any one provision of this Agreement shall in no way affect the validity or enforceability of any other provision. Any action or proceeding brought by either party against the other arising out of or related to the Agreement shall be brought only in a state court of competent jurisdiction located in the County of Monroe, State of New York, or the Federal District Court for the Western District of New York located in Monroe County, and the parties hereby consent to the personal jurisdiction of said courts.

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                  (g)    This Agreement shall be binding upon and shall inure to
the benefit of the parties hereto, and to their respective heirs, executors, administrators, successors and permitted assigns.

      IN WITNESS WHEREOF, this Agreement has been executed as of the year and date first above written.

                                          AM&M FINANCIAL SERVICES, INC.

                                          By:   /s/ THOMAS J. ROGERS
                                          Its:  Vice President


                                          ACHZET FAMILY ENTERPRISES, INC.


                                          By:   /s/ RUSSELL K. ACHZET
                                          Its:  President


                                    Russell K. Achzet is signing this Agreement in order to bind himself to the provisions of this Agreement which are expressly intended to be binding on him personally.

                                                /s/ RUSSELL K. ACHZET
                                                Russell K. Achzet

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                              SCHEDULE A - SERVICES

      Consultant, through its principal Russell K. Achzet, shall provide the Companies with the following Services, as requested and agreed to, in accordance with the Consulting Agreement to which this Schedule A is attached:

            >>    Advice for such of Parent's Committees as Parent may request


            >> Assistance, as requested and agreed, in providing financial planning, financial consulting, money management, income tax planning/preparation, and similar services for some clients of the Companies

            >> Assistance, as requested and agreed, in finding prospective clients and building relationships for the Companies with prospective and actual clients. In connection with this obligation, and unless otherwise agreed in writing between the parties, Achzet agrees to maintain his membership at Locust Hill Country Club at least until December 31, 2009.


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              SCHEDULE B - FINANCIAL PLANNING AND RELATED SERVICES


      Services rendered pursuant to this Schedule B shall be rendered under the supervision and control of AM&M Planners, Inc., herein (i.e., in this Schedule
B) called the "Company."

            1. Fees. All fee revenue resulting from the performance of services by Consultant hereunder on behalf of financial planning clients or on behalf of the Company itself, including speaking honoraria, teaching fees, salaries, etc., from and after the date hereof, shall be the sole property of the Company and shall be paid directly to the Company or, if paid to Consultant, shall be promptly remitted to the Company in the manner directed by the Company.

            2. Compliance with Laws. Consultant shall comply with all rules and regulations of any federal or state authorities that may apply to the services rendered by Consultant. Any investment advisory agreement shall be subject to the prior review and approval of the Company and shall comply as necessary with the provisions of the Investment Advisors Act of 1940 (the "Act") and the regulations promulgated thereunder. Consultant shall maintain in good standing all professional licenses and memberships necessary for the performance of services hereunder.

            3. Obligations of the Associate upon Termination. Upon any termination of this Agreement, Consultant agrees that Consultant and Achzet will: (i) cease and desist any further development of financial planning on behalf of the Company's clients; (ii) cooperate with the Company in its continuing delivery of services to clients that Consultant or Achzet has rendered services to hereunder; and (iii) consents to the continuing use of Consultant's and Achzet's name and picture in any of the Company advertising or materials for up to 6 months after such termination.

            4. Maintenance of Records. Consultant hereby agrees to prepare and maintain, at the offices of the Company and in conformity with any requirements of the Company, books and records related to the services rendered hereunder, which books and records shall comply with all applicable laws and regulations, including by way of illustration, the Act and the regulations promulgated thereunder.

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